                                                                 EXHIBIT 10.11

                             THE TJX COMPANIES, INC.
                             EXECUTIVE SAVINGS PLAN


                                 AMENDMENT NO. 2



        The TJX Companies, Inc. Executive Savings Plan (the "ESP") is hereby amended as follows, effective as of October 1, 1998:

        1. Section 3.2 is amended by adding at the end thereof, immediately before Section 3.3, the following sentence:


        "Notwithstanding the foregoing, no credits shall be made under this
        Section 3.2 with respect to any Participant who is either a Category A Key Employee or a Category B Key Employee under The TJX Companies, Inc. Supplemental Executive Retirement Plan."


        IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 6th day of April 1999.



                                             THE TJX COMPANIES, INC.



                                             By: /s/ Donald G. Campbell
                                                 ------------------------------
                                                 Donald G. Campbell

                             THE TJX COMPANIES, INC.
                             EXECUTIVE SAVINGS PLAN


                                 AMENDMENT NO. 1


      The TJX Companies, Inc. Executive Savings Plan (the "ESP"), effective as of October 1, 1998, is hereby amended as follows:

      1. Effective as of October 1, 1998, Section 1.17 ("Performance Goal") is amended by deleting the words "Management Incentive Plan" and replacing them with the words "Management Incentive Plan for corporate division associates".

      2. Effective as of October 1, 1998, Section 3.2(c) is amended by (i) deleting the term "Management Incentive Plan payout" and replacing it with the term "payout under Management Incentive Plan awards applicable to associates in the corporate division"; (ii) deleting all other references to "Management Incentive Plan" and replacing them with references to "Management Incentive Plan for associates in the corporate division"; and (iii) deleting the sentence which begins: "The Administrator shall adjust these computations in its discretion where the Performance Goals are other than those specified . . ."

      3. Effective as of the date of this amendment, the ESP is amended by adding the following new Exhibit B:

                                  "EXHIBIT B"

    One-Time Election Relating To General Deferred Compensation Plan Balances

      Reference is made to The TJX Companies, Inc. General Deferred Compensation Plan (1998 Restatement) (the "GDCP"), an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under which certain eligible employees of the Employer have elected to defer a portion of the compensation they would otherwise have received from the Employer. Each GDCP participant who is also an Eligible Individual has been given a one-time opportunity to elect on an irrevocable basis to cause a portion of his or her account under the GDCP to be treated as subject to the terms and provisions of the Plan. In the case of any Eligible Individual who has made the election described in the preceding sentence, an amount equal to the affected portion of the Eligible Individual's GDCP account balance shall be credited effective March 31, 1999 to the Eligible Individual's Deferral Account (or in the discretion of the Administrator to a separate or sub-account). The amount so credited, as adjusted pursuant to
Article 4, shall be fully vested at all times and shall be subject in all respects to the terms of the Plan as though credited to the Eligible Individual's Deferral Account; provided, that the one-time credit described in this Exhibit B shall not affect or limit the Eligible Individual's rights to make Compensation Deferrals to his or her Deferral Account. In no event shall any amount credited pursuant to this Exhibit B be eligible to be "matched" by Employer Credits pursuant to Section 3.2 or otherwise."

      4. Effective as of the date of this amendment, the ESP is amended by adding the following new Exhibit C:

                                  "EXHIBIT C"

                              Special 1999 Deferral

      Each Eligible Individual shall have a one-time opportunity, exercisable prior to March 31, 1999 in accordance with the provisions of this Exhibit C, to defer up to an additional $4,000 of that portion, if any, of his or her 1999 Salary which (but for deferral) would have been payable in the period July 1, 1999 through December 31, 1999. Any election to defer under the preceding sentence shall be made in writing on a form acceptable to the Administrator and shall be irrevocable when made. Amounts deferred pursuant to this Exhibit C: (i) shall be in addition to any Compensation Deferrals made for 1999 under Section
3.1 and shall not be taken into account in applying the 20%-of-Salary limitations under Section 3.1; (ii) shall be fully vested at all times; and
(iii) shall be credited to the Eligible Individual's Deferral Account and treated for all purposes of the Plan in the same manner as other amounts credited to that Account, subject, however, to the express provisions of this Exhibit C. Any deferral election pursuant to this Exhibit C shall be treated as an election by the Eligible Individual to have his or her Salary, if any, for each pay date between July 9, 1999 and December 31, 1999 (inclusive) reduced by the total amount of the deferral (not to exceed $4,000) divided by twenty-six
(26) and to have an equivalent amount deferred hereunder."


      IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 8th day of March, 1999.

                                    THE TJX COMPANIES, INC.


                                    By: /s/ Donald G. Campbell

                             THE TJX COMPANIES, INC.
                             EXECUTIVE SAVINGS PLAN















                         Effective as of October 1, 1998

                             THE TJX COMPANIES, INC.
                             EXECUTIVE SAVINGS PLAN

                         Effective as of October 1, 1998

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS
      1.1   ACCOUNT ...........................................................1
      1.2   ADMINISTRATOR .....................................................1
      1.3   BENEFICIARY .......................................................1
      1.4   CHANGE OF CONTROL .................................................1
      1.5   CLAIMANT ..........................................................1
      1.6   CODE ..............................................................1
      1.7   COMPENSATION DEFERRAL .............................................1
      1.8   DEFERRAL ACCOUNT ..................................................1
      1.9   EFFECTIVE DATE ....................................................1
      1.10  ELIGIBLE DEFERRALS ................................................1
      1.11  ELIGIBLE INDIVIDUAL ...............................................2
      1.12  EMPLOYER ..........................................................2
      1.13  EMPLOYER CREDIT ACCOUNT ...........................................2
      1.14  EMPLOYER CREDITS ..................................................2
      1.15  ENTRY DATE ........................................................2
      1.16  PARTICIPANT .......................................................2
      1.17  PERFORMANCE GOAL ..................................................2
      1.18  PERIOD OF PARTICIPATION ...........................................2
      1.19  PLAN ..............................................................2
      1.20  PLAN YEAR .........................................................2
      1.21  SALARY ............................................................2

ARTICLE 2 ELIGIBILITY AND PARTICIPATION
      2.1   ELIGIBILITY TO PARTICIPATE ........................................3
      2.2   TERMINATION OF ELIGIBILITY ........................................3

ARTICLE 3 CREDITS
      3.1   COMPENSATION DEFERRALS ............................................3
      3.2   EMPLOYER CREDITS ..................................................4
      3.3   VESTING OF EMPLOYER CREDIT ACCOUNTS ...............................6

ARTICLE 4 ADJUSTMENT TO ACCOUNTS; DEEMED INVESTMENTS
      4.1   DEEMED INVESTMENT EXPERIENCE ......................................6
      4.2   DISTRIBUTIONS AND WITHDRAWALS .....................................6
      4.3   NOTIONAL INVESTMENT OF ACCOUNTS ...................................7
      4.4   EXPENSES ..........................................................7

ARTICLE 5 ENTITLEMENT TO BENEFITS
      5.1   REGULAR DISTRIBUTION EVENTS .......................................8
      5.2   HARDSHIP DISTRIBUTIONS ............................................8
      5.3   NON-HARDSHIP IN-SERVICE WITHDRAWALS ...............................8

ARTICLE 6 DISTRIBUTION OF BENEFITS
      6.1   REGULAR DISTRIBUTION EVENTS .......................................9
      6.2   OTHER DISTRIBUTIONS ...............................................9
      6.3   GENERAL PROVISIONS ................................................9
      6.4   DEATH BENEFITS ...................................................10

ARTICLE 7 BENEFICIARIES; PARTICIPANT DATA
      7.1   DESIGNATION OF BENEFICIARIES .....................................10
      7.2   AVAILABLE INFORMATION; MISSING PERSONS ...........................11

ARTICLE 8 ADMINISTRATION
      8.1   ADMINISTRATIVE AUTHORITY .........................................11
      8.2   LITIGATION .......................................................12
      8.3   CLAIMS PROCEDURE .................................................12

ARTICLE 9 AMENDMENT
      9.1   RIGHT TO AMEND ...................................................13
      9.2   AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN .............14

ARTICLE 10 TERMINATION
      10.1  RIGHT OF THE EMPLOYER TO TERMINATE OR SUSPEND PLAN ...............14
      10.2  ALLOCATION AND DISTRIBUTION ......................................14

ARTICLE 11 MISCELLANEOUS
      11.1  LIMITATIONS ON LIABILITY OF EMPLOYER .............................14
      11.2  CONSTRUCTION .....................................................15
      11.3  TAXES ............................................................15
      11.4  SPENDTHRIFT PROVISION ............................................15
      11.5  RETIREMENT EQUALIZATION BENEFITS .................................16

EXHIBIT A  Definition of "Change of Control"

                             THE TJX COMPANIES, INC.
                             EXECUTIVE SAVINGS PLAN

                         Effective as of October 1, 1998

                                    RECITALS

      The TJX Companies, Inc. Executive Savings Plan (the "Plan") is intended to provide a means whereby eligible employees may defer, in general until termination of employment, compensation that would otherwise be received on a current basis and the employer may credit certain additional amounts on a deferred basis for the benefit of participating employees. The Plan is intended to be an unfunded "top-hat" plan under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 ACCOUNT means either or both, as the context requires, of a Participant's or Beneficiary's Deferral Account and/or Employer Credit Account.

      1.2 ADMINISTRATOR means the Executive Compensation Committee (the "E.C.C.") of the Board of Directors of The TJX Companies, Inc., and its delegates.

      1.3 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

      1.4 CHANGE OF CONTROL means a Change of Control as defined in Exhibit A hereto.

      1.5   CLAIMANT is defined in Section 8.3.

      1.6 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

      1.7   COMPENSATION DEFERRAL is defined in Section 3.1.

      1.8 DEFERRAL ACCOUNT means the unfunded book-entry account maintained by the Administrator to reflect that portion of a Participant's balance under the Plan which is attributable to his or her Compensation Deferrals.

      1.9   EFFECTIVE DATE means October 1, 1998.

      1.10 ELIGIBLE DEFERRALS means (a) in the case of any Participant who is a Vice President or higher, Compensation Deferrals with respect to a Plan Year not in excess of ten percent (10%) of the Participant's Salary, and (b) in the case of any other Participant,

Compensation Deferrals with respect to a Plan Year not in excess of five percent (5%) of the Participant's Salary.

      1.11 ELIGIBLE INDIVIDUAL means, for any Plan Year (or applicable portion thereof), a person who is determined by the Administrator to be eligible to participate in the Plan, consistent with the intended purpose of the Plan as set forth in the "RECITALS" above.

      1.12  EMPLOYER means The TJX Companies, Inc. and its subsidiaries.

      1.13 EMPLOYER CREDIT ACCOUNT means the unfunded book-entry account maintained by the Administrator to reflect that portion, if any, of a Participant's balance under the Plan which is attributable to Employer Credits allocable to the Participant.

      1.14  EMPLOYER CREDITS is defined in Section 3.2.

      1.15 ENTRY DATE means October 1, 1998 and each subsequent January 1, plus such other Entry Dates as the Administrator may specify pursuant to Section 2.1(b).

      1.16 PARTICIPANT means any Eligible Individual who participates in the Plan.

      1.17 PERFORMANCE GOAL means a performance goal (which may be, but need not be, the same as a performance goal applicable under the Employer's Management Incentive Plan) specified by the Administrator with respect to a fiscal year of the Employer in which a Plan Year ends.

      1.18 PERIOD OF PARTICIPATION means, with respect to any Participant, the period commencing with the commencement of participation in the Plan and ending on the earlier of the date on which the Participant ceases to be employed by the Employer or the date on which the Participant's Accounts have been completely distributed, withdrawn or forfeited.

      1.19 PLAN means The TJX Companies, Inc. Executive Savings Plan as set forth herein and as the same may be amended from time to time.

      1.20 PLAN YEAR means the period October 1, 1998 through December 31, 1998 and each calendar year thereafter.

      1.21 SALARY means the base salary payable by the Employer to a Participant during a Plan Year, determined before reduction for deferrals under any qualified or nonqualified plan (including, without limitation, the Plan).

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

      2.1   ELIGIBILITY TO PARTICIPATE.

            (a) Every employee of the Employer who is an Eligible Individual in connection with the establishment of the Plan shall be eligible to become a Participant as of the Effective Date or any subsequent Entry Date, provided that he or she is an Eligible Individual on the applicable Entry Date. An employee of the Employer who becomes an Eligible Individual after October 1, 1998 shall be eligible to become a Participant as of any subsequent Entry Date, provided that he or she is then an Eligible Individual.

            (b) Notwithstanding (a) above, in the case of an individual who first becomes an Eligible Individual on a date after October 1, 1998, the Administrator may specify an initial Entry Date that is other than January 1 of the following year provided that the Eligible Individual (i) satisfies the special thirty-day election rule described in Section 3.1(c) below, and (ii) is an Eligible Individual on such initial Entry Date.

      2.2 TERMINATION OF ELIGIBILITY. An individual shall cease to be eligible to participate in the Plan when he or she is no longer an Eligible Individual (whether by reason of termination of employment or by reason of a change in job classification or otherwise) but shall again become eligible to participate pursuant to the second sentence of Section 2.1 if he or she again becomes an Eligible Individual.


                                    ARTICLE 3
                                     CREDITS

      3.1 COMPENSATION DEFERRALS. A Participant may defer Salary that is not yet payable (any such deferral accomplished in accordance with this Section 3.1, a "Compensation Deferral") by making a timely election in accordance with this
Section 3.1, as follows:

            (a) For the Plan Year ending December 31, 1998, a Participant's deferral election must be made by such date prior to the Effective Date as the Administrator may specify.

            (b) With respect to Salary payable in any Plan Year after 1998, a Participant's deferral election must be made by November 30 of the preceding Plan Year (for example, by November 30, 1998 for deferral of Salary payable in calendar 1999).

            (c) Notwithstanding (a) and (b) above, an individual who first becomes an Eligible Individual after October 1, 1998 may also elect, within thirty (30) days of becoming an Eligible Individual, to defer Salary for the period beginning on the initial Entry Date described in
      Section 2.1(b) and ending on December 31 of the Plan Year in which such initial Entry Date occurs.

No more than twenty percent (20%) of a Participant's Salary for any pay period may be deferred pursuant to an election under this Section 3.1. Subject to the foregoing, a Participant's deferral election may specify different deferral percentages for different pay periods. Subject to such additional limitations as the Administrator may prescribe,

                  (1) a Participant described in Section 1.10(a) or (b) may
            change the rate at which future Salary is to be deferred under this
            Section 3.1 by written notice delivered to the Administrator by November 30 of the Plan Year preceding the Plan Year for which such change is to take effect; and

                  (2) a Participant described in Section 1.10(b) who is promoted during a Plan Year to the rank of Vice President (or higher) may, within thirty (30) days of such promotion, increase (but not decrease), up to a maximum of twenty (20%) of Salary per pay period, the rate of deferral to be applied to future Salary.

Subject to the foregoing, an election under this Section 3.1, once made, shall continue in force indefinitely.

      Salary otherwise payable to a Participant for a pay period shall be reduced by the Participant's Compensation Deferrals for the pay period. The Administrator shall establish and maintain a Deferral Account in the name of each Participant to which shall be credited amounts equal to the Participant's Compensation Deferrals and which shall be further adjusted as provided in
Article 4 to reflect any withdrawals or distributions and any deemed earnings, losses or other charges allocable to the Deferral Account. Compensation Deferrals shall be credited to a Participant's Deferral Account as soon as practicable following the date the related Salary is paid.

      A Participant shall at all times be 100% vested in his or her Deferral Account, subject to adjustment pursuant to Article 4.

      3.2 EMPLOYER CREDITS. The Administrator shall establish and maintain a separate Employer Credit Account in the name of each Participant to which shall be credited amounts equal to the Employer Credits, if any, allocable to the Participant and which shall be further adjusted as provided in Article 4 to reflect any withdrawals, distributions or forfeitures and any deemed earnings, losses or other charges allocable to the Employer Credit Account. The Employer Credits allocable to a Participant shall be determined as follows:

            (a) Non-Performance-Based Employer Credits. For each Plan Year, the Administrator shall credit to a Participant's Employer Credit Account an amount equal to ten percent (10%) of the Participant's Eligible Deferrals for the Plan Year. The non-performance-based matching credits described in this subsection (a) shall be credited to the Participant's Employer Credit Account as of the same dates as the Eligible Deferrals to which such matching credits relate.

            (b) Basic Performance-Based Employer Credits. For each Plan Year ending within a fiscal year of the Employer for which the Employer's Performance Goals are met (as determined by the Administrator), the Administrator shall credit to the Employer Credit Account of each eligible Participant an amount (in addition to the credit described at Section 3.2(a) above) equal to fifteen percent (15%) of the Participant's Eligible Deferrals for the Plan Year. The basic performance-based matching credit described in this subsection (b) shall be credited as soon as practicable following the close of the fiscal year and only to the Employer Credit Accounts of those Participants who were employed by the Employer on the last day of such fiscal year.

            (c) Supplemental Performance-Based Employer Credits. For each Plan Year ending in a fiscal year of the Employer for which the Employer's Performance Goals are exceeded (as determined by the Administrator), the Administrator shall credit to the Employer Credit Account of each eligible Participant described in Section 1.10(a) an amount determined as set forth below. Participants described in Section 1.10(b) shall not be eligible for the credit described in this Section 3.2(c). If the Employer's Performance Goals are exceeded by a margin sufficient to produce a Management Incentive Plan payout equal to one hundred fifty (150%) percent of the target award under the Management Incentive Plan, the credit described in this Section 3.2(c) shall equal twenty-five percent (25%) of the eligible Participant's Eligible Deferrals. If the Employer's Performance Goals are exceeded but by a smaller margin than that which would be needed to produce a Management Incentive Plan payout equal to one hundred fifty percent (150%) of the target award under the Management Incentive Plan, the Employer Credit described in this Section 3.2(c) shall be an amount which, when expressed as a percentage of the eligible Participant's Eligible Deferrals, bears the same relationship to twenty-five percent (25%) as the excess percentage over target of the award under the Management Incentive Plan bears to 50%. The Administrator shall adjust these computations in its discretion where the Performance Goals hereunder are other than those specified for purposes of the Management Incentive Plan. The supplemental performance-based matching credit described in this
      Section 3.2(c), which shall be in addition to the matching credits described in Sections 3.2(a) and 3.2(b) above, shall be credited as soon as practicable following the close of the fiscal year and only to the Employer Credit Accounts of those Participants described in Section 1.10(a) who were employed by the Employer on the last day of such fiscal year. In the case of an eligible Participant who is described in Section 1.10(a) for only a portion of a Plan

      Year, the supplemental performance-based matching credit shall apply only to those Eligible Deferrals made while the eligible Participant was described in Section 1.10(a).

      3.3 VESTING OF EMPLOYER CREDIT ACCOUNTS. A Participant shall become vested in the balance of his or her Employer Credit Account, subject to adjustment pursuant to Article 4, in accordance with the following vesting schedule:

            Completed Period of Participation         Vested Percentage
            ---------------------------------         -----------------

            Less than five years                              0%
            Five years or more,
                  but less than ten years                    50%
            Ten or more years                               100%

Notwithstanding the foregoing, if a Participant who is 50% but not 100% vested in his or her Employer Credit Account takes an in-service withdrawal under
Section 5.2 or Section 5.3 or both, the Participant's vested interest in his or her Employer Credit Account as of any subsequent date prior to full vesting (the "determination date") shall be

                                  1/2(AB+W) - W

where "AB" is the balance of the Employer Credit Account as of the determination date and "W" is that portion of the withdrawal (or withdrawals, if more than one) under Section 5.2 and/or Section 5.3 that was attributable to the Employer Credit Account.

      In addition, a Participant will become immediately vested in his or her Employer Credit Account, subject to adjustment pursuant to Article 4, upon attainment by the Participant of age fifty-five (55), upon termination of employment by reason of permanent disability (as determined by the Administrator) or death, or upon the earlier occurrence of a Change of Control.


                                    ARTICLE 4
                   ADJUSTMENT TO ACCOUNTS; DEEMED INVESTMENTS

      4.1 DEEMED INVESTMENT EXPERIENCE. Each Account shall be adjusted on such periodic basis and subject to such rules as the Administrator may prescribe to reflect the value of the notional investments in which the Account is deemed invested pursuant to Section 4.3, including without limitation any interest, dividends or other distributions deemed to have been received with respect to such notional investments.

      4.2 DISTRIBUTIONS AND WITHDRAWALS. As of the date of any distribution or withdrawal hereunder, the Administrator shall reduce the affected Participant's Accounts to reflect such distribution or withdrawal. Any such adjustment shall reduce ratably each affected Account's share of each of the notional investments in which the Account is deemed to be invested, except as the Administrator may otherwise determine.

      4.3 NOTIONAL INVESTMENT OF ACCOUNTS. The Administrator shall from time to time specify one or more mutual funds or other investment alternatives that shall be available as measures of notional investment return for Accounts under the Plan (each such specified alternative, a "measuring investment option"). Subject to such rules and limitations as the Administrator may from time to time prescribe, each Participant shall have the right to have the balance of his or her Accounts treated for all purposes of the Plan as having been notionally invested in one or more measuring investment options and to change the notional investment of his or her Accounts from time to time. The Administrator shall have complete discretion at any time and from time to time to eliminate or add a measuring investment option. The Administrator may designate one or more measuring investment options as the default in which a Participant's Accounts shall be deemed to be invested to the extent the Participant does not affirmatively, timely and properly provide other notional investment directions.

      Nothing in this Section 4.3 shall be construed as giving any Participant the right to cause the Administrator, the Employer or any other person to acquire or dispose of any investment, to set aside (in trust or otherwise) money or property to meet the Employer's obligations under the Plan, or in any other way to fund the Employer's obligations under the Plan. The sole function of the notional investment provisions of this Section 4.3 is to provide a computational mechanism for measuring the Employer's unfunded contractual deferred compensation obligation to Participants. Consistent with the foregoing, the Employer may (although it shall not be obligated to do any of the following):
(i) establish and fund a so-called "rabbi" trust or similar trust or account to hold and invest amounts to help the Employer meet its obligations under the Plan; and (ii) if it establishes and funds such a trust or account, cause the trustee or other person holding the assets in such trust or account to invest them in a manner that is consistent with the notional investment directions of Participants under the Plan.

      Each reference in this Section 4.3 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

      4.4 EXPENSES. All expenses associated with the Plan shall be paid by the Employer; but if a trust or account is established as described at Section 4.3 above, the Employer may provide that expenses associated with that trust or account shall be paid out of the assets held therein.

                                    ARTICLE 5
                             ENTITLEMENT TO BENEFITS

      5.1   REGULAR DISTRIBUTION EVENTS.

            (a) Deferral Account. A Participant's Deferral Account will be valued and paid in accordance with the provisions of Article 6 upon the Participant's termination of employment with the Employer (as determined by the Administrator).

            (b) Employer Credit Account. A Participant's vested Employer Credit Account will be valued and paid in accordance with the provisions of
      Article 6 upon the earliest to occur of (i) the Participant's death, or
      (ii) termination of the Participant's employment with the Employer by reason of permanent disability (as determined by the Administrator), or
      (iii) the later of termination for any other reason of the Participant's employment with the Employer (as determined by the Administrator) or the Participant's attainment of age 55; provided, that if the Participant's employment is terminated for cause as determined by the Administrator, no portion of the Participant's Employer Credit Account shall be paid and the entirety of the Employer Credit Account shall instead be immediately forfeited.

      5.2 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Administrator for the distribution of all or any part of his or her vested Account. The Administrator shall consider the circumstances of each case and shall have the right, in its sole discretion, to allow or disallow the application in whole or in part. In no event shall the aggregate amount of any distribution under this Section exceed the lesser of the vested portion of the Participant's Account or the amount determined by the Administrator to be necessary to alleviate the Participant's financial hardship (including any taxes estimated by the Administrator to be due with respect to the distribution) and which is not reasonably available from other resources of the Participant. For purposes of this Section 5.2,"financial hardship" means a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) a loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined by the Administrator. A hardship withdrawal under this Section 5.2 shall be allocated between the Participant's Deferral Account and the vested portion of the Participant's Employer Credit Account in proportion thereto.

      5.3 NON-HARDSHIP IN-SERVICE WITHDRAWALS. Prior to termination of employment with the Employer, a Participant may request from the Administrator, for any reason, a lump sum distribution of all, but not less than all, of the Participant's vested Account. Upon receipt by the Administrator of such a request, eighty-five percent (85%) of the Participant's vested Account (i.e., 85% of the Participant's Deferral Account and 85% of that portion of the Participant's Employer Credit Account which is vested) shall be valued and paid in accordance with Article 6 and the remaining fifteen percent (15%) of the Participant's vested Account balance (i.e., the entire remaining portion of the Participant's Deferral Account plus the remaining 15% vested portion of the Participant's Employer Credit Account), plus fifteen percent (15%) of any unvested portion of the Participant's Employer Credit Account, shall be irrevocably forfeited. Notwithstanding the foregoing, if the Administrator determines that a Participant's request for a withdrawal hereunder has been made in anticipation of a termination of the Participant's employment for cause, the Administrator may decline to distribute any portion of the Participant's Accounts under this Section 5.3.


                                    ARTICLE 6
                            DISTRIBUTION OF BENEFITS

      6.1 REGULAR DISTRIBUTION EVENTS. The amount distributable under Section 5.1(a) shall be the balance of the Participant's Deferral Account determined as of the date of distribution. Distribution of the Participant's Deferral Account shall be made upon or as soon as practicable following the date of the Participant's termination of employment. The amount distributable under Section 5.1(b) shall (except in the case of a termination for cause as determined by the Administrator) be the vested portion of the Participant's Employer Credit Account determined as of the date of distribution. Except in the case of a termination for cause (as determined by the Administrator), distribution of the Participant's vested Employer Credit Account shall be made (or commence) upon or as soon as practicable following the date specified in Section 5.1(b).

      6.2 OTHER DISTRIBUTIONS. Hardship distributions under Section 5.2 shall be made, in the amount determined under Section 5.2, as soon as practicable after the Administrator's determination under Section 5.2. Withdrawals under
Section 5.3 shall be made, in the amount specified in (and subject to the conditions of ) Section 5.3, as soon as practicable following the Administrator's receipt of the Participant's properly filed request for such a withdrawal.

      6.3   GENERAL PROVISIONS.

            (a) Cash Payment. All payments under the Plan shall be made in cash.

            (b) Lump sums; installments.

                  (i) Except as provided at (ii) immediately below, all
            distributions and withdrawals under the Plan shall be made in the form of a lump sum payment.

                  (ii) A Participant whose employment terminates (other than by reason of death or a termination for cause (as determined by the Administrator)) upon or after attaining age 55 may elect to have amounts distributable under Section 6.1 paid either as a lump sum or in annual installments over a period of not more than ten years. In the absence of a proper election to have such amounts paid in installments, amounts distributable under Section 6.1 shall be paid as a lump sum. Any election by a Participant to have amounts distributable under Section 6.1 paid in installments (an "installment election") must be delivered to the Administrator, in a form acceptable to the Administrator, not later than by the date which precedes the Participant's termination of employment by one year. A Participant who has made an installment election may cancel such election at any time prior to the applicable deadline described in the immediately preceding sentence by timely delivering a notice of such cancellation to the Administrator in a form acceptable to the Administrator; but following such deadline the Participant's actual or deemed election as to form of benefit shall be irrevocable. Where an Account is payable in installments, the amount of each installment shall be determined by dividing the vested portion of the Account (as adjusted through the date of such installment distribution) by the number of installments remaining to be paid. The Administrator may require that the balance of Accounts for which an installment election is made must exceed a dollar minimum specified by the Administrator.

            (c) Employer's Obligation. All payments under the Plan not made from a trust or account described in Section 4.3 above shall be made by the Employer.

      6.4 DEATH BENEFITS. If a Participant dies before distribution of his or her Account has occurred or (if payable in installments) has commenced, the entire value of the Participant's vested Account shall be paid, as soon as practicable following the Participant's death, in a lump sum to the Participant's Beneficiary or Beneficiaries. Where installment payments to a Participant have begun and the Participant dies before all installments have been paid, the remaining installments shall be paid in the normal course to the Participant's Beneficiary or Beneficiaries unless, in the case of any Beneficiary, the Administrator determines that the remaining payments to such Beneficiary shall be accelerated and paid in a single lump sum.


                                    ARTICLE 7
                         BENEFICIARIES; PARTICIPANT DATA

      7.1 DESIGNATION OF BENEFICIARIES. Subject to such rules and limitations as the Administrator may prescribe, each Participant from time to time may designate one or more persons (including a trust) to receive benefits payable with respect to the Participant under the Plan upon or after the Participant's death, and may change such designation at any time. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed in writing with the Administrator during the Participant's lifetime.

      In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary there is no living Beneficiary validly named by the Participant, the Administrator shall cause such benefit to be paid to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Administrator may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator.

      7.2 AVAILABLE INFORMATION: MISSING PERSONS. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Administrator's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Administrator shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Administrator notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Administrator within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Administrator, the Administrator may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Administrator determines. If the location of none of the foregoing persons can be determined, the Administrator shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Administrator nor the Employer shall be liable to any person for any payment made in accordance with such law.


                                    ARTICLE 8
                                 ADMINISTRATION

      8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Plan shall be administered by the Administrator. The Administrator shall have full discretionary authority to construe and administer the terms of the Plan and its actions under the Plan shall be binding on all persons. Without limiting the foregoing, the Administrator shall have full discretionary authority to:

            (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

            (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

            (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

            (d) Make determinations with respect to the eligibility of any person to participate in the Plan or derive benefits hereunder and make determinations concerning the crediting and adjustment of Accounts.

            (e) Appoint such persons or firms, or otherwise act to obtain such advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.

      8.2 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

      8.3 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Administrator and the Administrator shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the
Claimant:

            (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

            (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

            (c) An explanation of the Plan's claims review procedure.

      The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Administrator's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Administrator to the

Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety
(90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Administrator expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

      Any Claimant whose claim is denied or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Administrator. Upon such a request for review, the claim shall be reviewed by the Administrator, which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

      The decision on review normally shall be made within sixty (60) days of the Administrator's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Administrator, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all parties.


                                    ARTICLE 9
                                    AMENDMENT

      9.1 RIGHT TO AMEND. The E.C.C., by written instrument executed by a duly authorized representative, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, including without limitation with respect to Compensation Deferrals and Employer Credits already made under the Plan as of the date of such amendment, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no amendment of the Plan shall be effective to the extent it would cause the balance of an Account, determined as of the date of such amendment and taking into account the amendment, to be reduced below the balance of such Account determined as of such date but disregarding the amendment.

      9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Administrator at any time, including retroactively, if the Administrator determines that such amendment is necessary or advisable to ensure that the Plan is an unfunded "top-hat" plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1) and that the Plan does not result in taxable income to any Participant or Beneficiary with respect to his or her Accounts hereunder prior to the actual receipt of benefits. No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder. In connection with any amendment described in this Section 9.2, the Administrator may exclude any person from participation in the Plan and may cause the Accounts maintained for the benefit of such excluded Participant to be promptly distributed in a lump sum.


                                   ARTICLE 10
                                   TERMINATION

      10.1 RIGHT OF THE EMPLOYER TO TERMINATE OR SUSPEND PLAN. The E.C.C. reserves the right at any time to terminate the Plan or to suspend the operation of the Plan for a fixed or indeterminate period of time. In the event of a suspension of the Plan, the Administrator shall continue all aspects of the Plan, other than Compensation Deferrals and Employer Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

      10.2 ALLOCATION AND DISTRIBUTION. This Section 10.2 shall become operative on a complete termination of the Plan. The provisions of this Section
10.2 shall also become operative in the event of a partial termination of the Plan, as determined by the Administrator, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, and the vested balances of the Accounts of all Participants and Beneficiaries shall be determined and distributed. All distributions under this Section 10.2 shall be made in single lump sums except as the Administrator shall determine.

                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 LIMITATIONS ON LIABILITY OF EMPLOYER. The Employer's sole liability under the Plan shall be to pay benefits under the Plan as expressly set forth herein and subject to the terms hereof. Subject to the preceding sentence, neither the establishment or administration of the Plan, nor any modification nor the termination or suspension of the Plan, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, nor any other action taken by the Employer or the Administrator with respect to the Plan shall be construed as giving to any Participant, any Beneficiary or any other person any legal or equitable right against the Administrator, the Employer, or any officer or employer thereof. Without limiting the foregoing, neither the Administrator nor the Employer in any way guarantees any Participant's or Beneficiary's Account from loss or decline for any reason.

      11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the illegal or void provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or void provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Massachusetts shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer, nor shall any loss or claimed loss of present or future benefits, whether accrued or unaccrued, constitute an element of damages in any claim brought in connection with a Participant's termination of employment.

      No provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

      11.3 TAXES. Notwithstanding any other provision of the Plan, all distributions and withdrawals hereunder shall be subject to reduction for applicable income tax withholding and other legally or contractually required withholdings. To the extent amounts credited under the Plan are includible in "wages" for purposes of Chapter 21 of the Code, or are otherwise includible in taxable income, prior to distribution or withdrawal the Employer may deduct the required withholding with respect to such wages or income from compensation currently payable to the Participant or the Administrator may reduce the Participant's Accounts hereunder or require the Participant to make other arrangements satisfactory to the Administrator for the satisfaction of the Employer's withholding obligations.

      11.4 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Nothing herein shall be construed as limiting the Employer's right to cause its obligations hereunder to be assumed by a successor to all or a portion of its business or assets.

      11.5 RETIREMENT EQUALIZATION BENEFITS. At the time a benefit is paid to a Participant under The TJX Companies, Inc. Retirement Plan (the "Retirement Plan") or The TJX Companies, Inc. Supplemental Executive Retirement Plan (the "SERP") (the "Retirement Plan" and the "SERP" being hereinafter referred to as the "Pension Plans"), the Participant shall be entitled to receive a retirement equalization benefit having a value equal to the difference between (a) the amount such Participant would have been entitled to receive under the Pension Plans if none of his or her Salary had been deferred under this Plan and (b) the amount such Participant actually receives under the Pension Plans. Such retirement equalization benefit shall be payable in the same form that the Participant elects to receive benefits under the Pension Plans. Such retirement equalization benefit shall not be payable to the extent that the Participant is entitled to receive an equalization benefit of comparable value under the SERP or any other plan.

      IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of October, 1998.


                                           THE TJX COMPANIES, INC.
ATTEST/WITNESS
                                           By:

/s/ Judith Casali                          /s/ Donald G. Campbell    (SEAL)
-------------------------------            -------------------------------

Print Name:                                Print Name:

Judith Casali                              Donald G. Campbell
-------------------------------            -------------------------------

                                           Date:

                                           3-8-99
                                           -------------------------------

                                    EXHIBIT A

                        DEFINITION OF "CHANGE OF CONTROL"

      "Change of Control" shall mean the occurrence of any one of the following events:

            (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided, however, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

            (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

            (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

            (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a

      Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

      In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

      "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

      A Person shall be deemed to be the "owner" of any Common Stock:

            (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

            (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

            (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

      "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

      A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

      "Subsidiary" shall mean any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in the chain.

      "Committee" shall mean the Executive Compensation Committee of the Board of Directors of the Company.

      "Company" shall mean The TJX Companies, Inc.

      Initially capitalized terms not defined above shall have the meanings assigned to those terms in Article I of the Plan.